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                                                        PAGE 1
Exhibit 3(1)(a)
                              State of Delaware

                       Office of the Secretary of State

                       ________________________________


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "RAVENS METAL PRODUCTS, INC.", FILED IN THIS OFFICE ON THE

TWENTY-SIXTH DAY OF DECEMBER, A.D. 1995, AT 8:30 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                [SEAL]      /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

2100603  8100                           AUTHENTICATION:       7766885

950306724                                         DATE:       12-26-95


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                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION


        RAVENS METAL PRODUCTS, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:


        FIRST:   That the Board of Directors of said Corporation adopted a

                 resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of Ravens

                 Metal Products, Inc. (As Amended):


                 RESOLVED, that the Certificate of Incorporation of Ravens Metal Products, Inc. (As Amended) be further amended by changing the first paragraph of Article 5 thereof so that, as amended, the first paragraph of Article 5 shall be and read as follows:

                                        ARTICLE 5

                        The aggregate number of shares which the Corporation
                 shall have authority to issue is Three Million Three Hundred Thousand (3,300,000) shares, of which Three Million (3,000,000) shares shall be Common Stock having a par value of One Penny ($.01) per share, and Three Hundred Thousand (300,000) shares shall be Preferred Stock having a par value of One Penny ($.01) per share.

                 The remaining text of Article 5 shall not change.














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        SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said

                 amendment in accordance with the provisions of Section

                 228 of the General Corporation Law of the State of

                 Delaware.


        THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of

                 the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, said RAVENS METAL PRODUCTS, INC. has caused this certificate to be signed by Jacob Pollock, its Chief Executive Officer, on the date set forth below.



                                        RAVENS METAL PRODUCTS, INC.


                                        By: /s/ Jacob Pollock
                                            -------------------------------
                                            Jacob Pollock
                                            Chief Executive Officer



                                        Date:   12/24/95
                                             ------------------------------




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